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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEMPTOWN CLOTHING INC. (Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-0359306 (I.R.S. Employer Identification No.)

1307 Venables Street, Vancouver, British Columbia, Canada, V5L 2G1, (604) 255-5005 (Address, including postal code, and telephone number, including area code, of principal executive offices)

Amended and Restated 2004 Stock Option Plan for Hemptown Clothing Inc. (Full Title of the Plan)

Jerry Kroll, Chief Executive Officer Hemptown Clothing Inc. 1307 Venables Street, Vancouver, British Columbia, Canada, V5L 2G1 (604) 255-5005	Copies of all communications to: Thomas J. Deutsch, Esq. Lang Michener LLP 1500 - 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7 (604) 689-9111
(Name, Address and telephone number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Aggregate Proposed Amount to be Registered(2)	Proposed Maximum Offering Price per common share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Shares of common stock underlying stock options	2,024,500 shares	$0.21 per share	$425,145.00	$53.87

(1)

This registration statement covers the common stock issuable upon the exercise of options issued under our Amended and Restated 2004 Stock Option Plan, dated for reference effective on February 2, 2005 (“Stock Option Plan”), to directors, officers, employees and consultants of the registrant.  Our Stock Option Plan authorizes the issuance of 6,000,000 common shares in the capital stock of the registrant, of which 3,875,000 shares underlying our stock options have previously been registered by the registrant.

(2)

This registration shall also cover an indeterminate number of additional shares of common stock which may become issuable under our Stock Option Plan by reason of dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(3)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the exercise price of $0.20 per share of outstanding options to purchase 492,500 shares that have been issued under our Stock Option Plan; and (ii) the average of the bid and asked price ($0.21 bid; $0.21 ask) of the common stock of the registrant as reported on the National Association of Securities Dealers Inc.’s Over the Counter Bulletin Board on June 29, 2005, with respect of the remaining options to purchase 1,532,000 shares that may be granted pursuant to our Stock Option Plan.  The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of common stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.

Plan Information.*

Item 2.

Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and Note to Part I of Form S-8.

PART II

Item 3.

Incorporation of Documents by Reference.

The following documents filed by Hemptown Clothing Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1)

the Company’s Annual Report filed on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on March 31, 2005;

(2)

the Company’s Quarterly Report on Form 10-QSB for the three months ended March 31, 2005 as filed with the Securities and Exchange Commission on May 16, 2005;

(3)

the Company’s Current Reports on Form 8-K dated April 11, 2005 and May 5, 2005;

(4)

all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities and Exchange Act, as amended (the “Exchange Act”), subsequent to the filing of the Company’s Annual Report with the Securities and Exchange Commission on March 31, 2005; and

(5)

the description of the Company’s common stock which is contained in the Company’s Form SB-2A Registration Statement, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act originally on December 20, 2003 and as amended through August 13, 2004.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.

Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6.

Indemnification of Directors and Officers.

The Company is incorporated under the laws of the Province of British Columbia, Canada, and is subject to the British Columbia Business Corporations Act (the “BCBCA”).

The BCBCA and the Company’s Articles of Incorporation permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act and the Exchange Act.

Under the BCBCA a company has broad latitude to indemnify its directors, both past and present, except where:

(a)

the memorandum or articles of the company prohibit indemnification;

(b)

the director did not act honestly and in good faith with a view to the best interests of the company;

(c)

the proceeding was not a civil proceeding and the director did not have reasonable grounds for believing that his conduct was lawful; or

(d)

the proceeding is brought against the director by the company itself or an associated corporation.

At the end of a proceeding where a director has been wholly successful, whether on the merits or not, or substantially successful on the merits, the company must reimburse the director for all expenses reasonably and actually incurred by the director in respect of that proceeding.

Despite any other provisions in the BCBCA dealing with indemnification, on application of either the company or a director, the court has a broad discretion to order full or partial indemnification, or make any other order that it considers appropriate.

The BCBCA allows a company to purchase and maintain directors’ liability insurance.

“Insurance

165 A company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.”.

Part 21 of the Company’s Articles of Incorporation also contain provisions providing for the indemnification of directors and officers of the Company as follows:

“21.

Indemnification

21.1

Definitions

In this Article 21:

(1)

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)

is or may be joined as a party; or

(b)

is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)

“expenses” has the meaning set out in the Business Corporations Act.

21.2

Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  The company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163 of the Act, the eligible party will repay the amounts advanced.  Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3

Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4

Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5

Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)

is or was a director, alternate director, officer, employee or agent of the Company;

(2)

is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)

at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)

at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.”.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

Exhibit Number	Description of Document
5.1	Opinion of Lang Michener LLP, legal counsel, regarding the due authorization and valid issuance of the shares of common stock, with consent to use.
10.1	Amended and Restated 2004 Stock Option Plan for Hemptown Clothing Inc., dated for reference effective on February 2, 2005.
23.1	Consent of Lang Michener LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants.
24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9.

Undertakings.

The Company hereby undertakes:

(A)        (1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that that paragraphs (1) (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein;

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)     To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(B)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

(C)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 30th day of June, 2005.

Hemptown Clothing Inc.

By: /s/ Jerry Kroll
Jerry Kroll
Chief Executive Officer, Chairman and a director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jerry Kroll his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ Jason Finnis	Dated June 30, 2005
Jason Finnis President and a director

By: /s/ Jerry Kroll	Dated June 30, 2005
Jerry Kroll Chief Executive Officer, Chairman and a director (Principal Executive Officer)

By: /s/ Guy Prevost	Dated June 30, 2005
Guy Prevost Chief Financial Officer (Principal Accounting Officer)

By: /s/ Larisa Harrison	Dated June 30, 2005
Larisa Harrison Chief Administration Officer and a director

By: /s/ Guy Carpenter	Dated June 30, 2005
Guy Carpenter Chief Operating Officer and a director
By: /s/ Robert Edmunds
Robert Edmunds Director	Dated June 30, 2005

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INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Lang Michener LLP, legal counsel, regarding the due authorization and valid issuance of the shares of common stock, with consent to use.
10.1	Amended and Restated 2004 Stock Option Plan for Hemptown Clothing Inc., dated for reference effective on February 2, 2005.
23.1	Consent of Lang Michener LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants.
24.1	Power of Attorney (included on the signature page of this Registration Statement).

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Exhibit 5.1

LANG MICHENER LLP

Lawyers – Patent & Trade Mark Agents

1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7

June 30, 2005

Hemptown Clothing Inc.

1307 Venables Street, Vancouver, British Columbia, Canada, V6B 4N9

Gentlemen:

We are counsel to Hemptown Clothing Inc. (the “Company”), a British Columbia corporation.  We have assisted in the preparation of the Registration Statement of the Company on Form S-8 (the “Registration Statement”) covering an aggregate of 2,024,500 common shares (the “Shares”) in the capital of the Company issuable pursuant to the Company’s Amended and Restated 2004 Stock Option Plan dated for reference effective as at February 2, 2005 (the “Stock Option Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein.  We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein.  We have, for the purposes of this opinion, assumed the genuineness of all signatures examined by us, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies.

Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that up to the 2,024,500 Shares of the Company’s common stock, which will be issuable upon the exercise of the said 2,024,500 stock options to acquire shares of the Company’s common stock which have been or which are to granted under the Stock Option Plan, and sold pursuant to the Registration Statement, will be, upon issuance by the Company, validly issued, fully paid and non-assessable shares of common stock of the Company upon the receipt by the Company of full payment for such stock option Shares in accordance with the terms of their respective stock option agreements with the Company under the Stock Option Plan.

This opinion is being furnished solely in connection with the filing of the Registration Statement with the United States Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the United States Securities Act of 1933, as amended.  This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Very yours,

/s/ Lang Michener LLP

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Exhibit 10.1

HEMPTOWN CLOTHING INC.

AMENDED AND RESTATED 2004 STOCK OPTION PLAN

This stock option plan (the “Plan”) is adopted in consideration of services rendered and to be rendered by key personnel to Hemptown Clothing Inc., its subsidiaries and affiliates.

1.

Definitions.

The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

Board:

The Board of Directors of Hemptown Clothing Inc.

Common Stock:

The no par value common stock of Hemptown Clothing Inc.

Company:

Hemptown Clothing Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

Date of Grant:

The date on which an Option (see hereinbelow) is granted under the Plan.

Fair Market Value:

The Fair Market Value of the Option Shares.  Such

Fair Market Value as of any date shall be reasonably determined by the Board; provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall not be less than the closing price for the Common Stock on the last trading day preceding the date of grant; provided, further, that if the Company’s shares are not listed on any exchange the Fair Market Value of such shares shall not be less than the average of  the means between the bid and asked prices quoted on each such date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Board.  Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

Incentive Stock

Option:

An Option as described in Section 9 hereinbelow intended to qualify under section  422 of the United States Internal Revenue Code of 1986, as amended.

Key Person:

A person designated by the Board upon whose judgment, initiative and efforts the Company or a Related Company may rely, who shall include any Director, Officer, employee or consultant of the Company.  A Key Person may include a corporation that is wholly-owned and controlled by a Key Person who is eligible for an Option grant, but in no other case may the Company grant an option to a legal entity other than an individual.

 Option:

The rights granted to a Key Person to purchase Common Stock pursuant to the terms and conditions of an Option Agreement (see hereinbelow).

Option Agreement:

The written agreement (and any amendment or supplement thereto) between the Company and a Key Person designating the terms and conditions of an Option.

Option Shares:

The shares of Common Stock underlying an Option granted to a Key Person.

Optionee:

A Key Person who has been granted an Option.

Related Company:

Any subsidiary or affiliate of the Company or of any subsidiary of the Company.  The determination of whether a corporation is a Related Company shall be made without regard to whether the entity or the relationship between the entity and the Company now exists or comes into existence hereafter.

2.

Purpose and scope.

(a)

The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Persons, upon whose judgment, initiative and efforts the Company may rely for the successful conduct of their businesses an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

(b)

This Plan authorizes the Board to grant Options to purchase shares of Common Stock to Key Persons selected by the Board while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors and other matters.

3.

Administration of the Plan.

The Plan shall be administered by the Board.  The Board shall have the authority granted to it under this section and under each other section of the Plan.

In accordance with and subject to the provisions of the Plan, the Board is hereby authorized to provide for the granting, vesting, exercise and method of exercise of any Options all on such terms (which may vary between Options and Optionees granted from time to time) as the Board shall determine.  In addition, and without limiting the generality of the foregoing, the Board shall select the Optionees and shall determine: (i) the number of shares of Common Stock to be subject to each Option, however, in no event may the maximum number of shares reserved for any one individual exceed 15% of the issued and outstanding share capital of the Company; (ii) the time at which each Option is to be granted; (iii) the purchase price for the Option Shares; (iv) the Option period; and (v) the manner in which the Option becomes exercisable or terminated.  In addition, the Board shall fix such other terms of each Option as it may deem necessary or desirable.  The Board may determine the form of Option Agreement to evidence each Option.

The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company subject to the rules and policies of any exchange or over-the-counter market which is applicable to the Company.

The Board may from time to time make such changes in and additions to the Plan as it may deem proper, subject to the prior approval of any exchange or over-the-counter market which is applicable to the Company, and in the best interests of the Company; provided, however, that no such change or addition shall impair any Option previously granted under the Plan.  If the shares are not listed on any exchange, then such approval is not necessary.

Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Company, the stockholders, directors, officers and employees of the Company and the Related Companies, and the Optionees and their respective successors in interest.

4.

The Common Stock.

Save and except as may be determined by the Board at a duly constituted meeting of the Board as set forth hereinbelow, the Board is presently authorized to appropriate, grant Options, issue and sell for the purposes of the Plan, a total number of shares of the Company’s Common Stock not to exceed 6,000,000, or the number and kind of shares of Common Stock or other securities which in accordance with Section 10 shall be substituted for the shares or into which such shares shall be adjusted.  Save and except as may otherwise be determined by the disinterested approval of the shareholders of the Company at any duly called meeting of the shareholders of the Company, at any duly constituted Board meeting the Board may determine that the total number of shares of the Company’s Common Stock which may be reserved for issuance for Options granted and to be granted under this Plan, from time to time, may be to the maximum extent of up to 100% of the Company’s issued and outstanding Common Stock as at the date of any such meeting of the Board.  In this regard, and subject to the prior disinterested approval of the shareholders of the Company at any duly called meeting of the shareholders of the Company, the total number of shares of the Company’s Common Stock which may be reserved for issuance for Options granted and to be granted under this Plan, from time to time, may be increased to greater than 100% of the Company’s issued and outstanding Common Stock as at the date of notice of any such meeting of the shareholders of the Company whereat such disinterested shareholders’ approval is sought and obtained by the Company.  All or any unissued shares subject to an Option that for any reason expires or otherwise  terminates may again be made subject to Options under the Plan.

5.

Eligibility.

Options will be granted only to Key Persons.  Key Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise.

6.

Option Price and number of Option Shares.

The Board shall, at the time an Option is granted under this Plan, fix and determine the exercise price at which Option Shares may be acquired upon the exercise of such Option; provided, however, that any such exercise price shall not be less than that, from time to time, permitted under the rules and policies of any exchange or over-the-counter market which is applicable to the Company.

The number of Option Shares that may be acquired under an Option granted to an Optionee under this Plan shall be determined by the Board as at the time the Option is granted; provided, however, that the aggregate number of Option Shares reserved for issuance to any one Optionee under this Plan, or any other plan of the Company, shall not exceed 15% of the total number of issued and outstanding Common Stock of the Company.

7.

Duration, vesting and exercise of Options.

(a)

The option period shall commence on the Date of Grant and shall be up to 10 years in length subject to the limitations in this Section 7 and the Option Agreement.

(b)

During the lifetime of the Optionee the Option shall be exercisable only by the Optionee.  Subject to the limitations in paragraph (a) hereinabove, any Option held by an Optionee at the time of his death may be exercised by his estate within one year of his death or such longer period as the Board may determine.

(c)

The Board may determine whether an Option shall be exercisable at any time during the option period as provided in paragraph (a) of this Section 7 or whether the Option shall be exercisable in installments or by vesting only.  If the Board determines the latter it shall determine the number of installments or vesting provisions and the percentage of the Option exercisable at each installment or vesting date.  In addition, all such installments or vesting shall be cumulative.  In this regard the Company will be subject, at all times, to any rules and policies of any exchange or over-the-counter market which is applicable to the Company and respecting any such required installment or vesting provisions for certain or all Optionees.

(d)

In the case of an Optionee who is a director or officer of the Company or a Related Company, if, for any reason (other than death or removal by the Company or a Related Company), the Optionee ceases to serve in that position for either the Company or a Related Company, any option held by the Optionee at the time such position ceases or terminates may, at the sole discretion of the Board, be exercised within up to 90 calendar days after the effective date that his position ceases or terminates (subject to the limitations at paragraph (a) hereinabove), but only to the extent that the option was exercisable according to its terms on the date the Optionee’s position ceased or terminated.  After such 90-day period any unexercised portion of an Option shall expire.

(e)

In the case of an Optionee who is an employee or consultant of the Company or a Related Company, if, for any reason (other than death or termination for cause by the Company or a Related Company), the Optionee ceases to be employed by either the Company or a Related Company, any option held by the Optionee at the time his employment ceases or terminates may, at the sole discretion of the Board, be exercised within up to 60 calendar days (or up to 30 calendar days where the Optionee provided only investor relations services to the Company or a Related Company) after the effective date that his employment ceased or terminated (that being up to 60 calendar days (or up to 30 calendar days) from the date that, having previously provided to or received from the Company a notice of such  cessation or termination, as the case may be, the cessation or termination becomes effective; and subject to the limitations at paragraph (a) hereinabove), but only to the extent that the option was exercisable according to its terms on the date the Optionee’s employment ceased or terminated.  After such 60-day (or 30-day) period any unexercised portion of an Option shall expire.

(f)

In the case of an Optionee who is an employee or consultant of the Company or a Related Company, if the Optionee’s employment by the Company or a Related Company ceases due to the Company’s termination of such Optionee’s employment for cause, any unexercised portion of any Option held by the Optionee shall immediately expire.  For this purpose “cause” shall mean conviction of a felony or continued failure, after notice, by the Optionee to perform fully and adequately the Optionee’s duties.

(g)

Neither the selection of any Key Person as an Optionee nor the granting of an Option to any Optionee under this Plan shall confer upon the Optionee any right to continue as a director, officer, employee or consultant of the Company or a Related Company, as the case may be, or be construed as a guarantee that the Optionee will continue as a director, officer, employee or consultant of the Company or a Related Company, as the case may be.

(h)

Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8.

8.

Payment for Option Shares.

The Board shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of: (i) cash; (ii) check; (iii) promissory Note; (iv) other shares which (a) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised; (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (vi) a reduction in the amount of any Company liability to the optionee; (vii) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws; or (viii) any combination of the foregoing methods of payment.

Notwithstanding the foregoing, any method of payment other than in cash may be used only with the consent of the Board of Directors or if and to the extent so provided in an Agreement.

9.

Incentive stock Options.

(a)

The Board may, from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Board  may prescribe, grant to any Key Person who is an employee eligible to receive Options one or more Incentive Stock Options to purchase the number of shares of Common Stock allotted by the Board.

(b)

The Option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be no less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Incentive Stock Option.

(c)

The Option term of each Incentive Stock Option shall be determined by the Board and shall be set forth in the Option Agreement, provided that the Option term shall commence no sooner than from the Date of Grant and shall terminate no later than 10 years from the Date of Grant and shall be subject to possible early termination as set forth in Section 7 hereinabove.

10.

Changes in Common Stock, adjustments, etc.

In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged.  Any securities so substituted shall be subject to similar successive adjustments.

In the event of any such changes or exchanges, the Board shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, kind, or option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Board shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

11.

Relationship of employment.

Nothing contained in the Plan, or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to employment by the Company, or interfere in any way with the right of the Company to terminate the Optionee’s employment or services at any time.

12.

Non-transferability of Option.

No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and any attempt to do so shall be null and void.

13.

Rights as a stockholder.

No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 10, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

14.

Securities laws requirements.

No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Act”), any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with.  Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue “stop transfer” instructions to its transfer agent and registrar in good faith without liability.

In addition, the Company may not, except as otherwise directed by counsel to the Company, register any Option Shares for resale under the U.S. Act or under any other applicable securities legislation when the registration of any such Option Shares may be contrary or inconsistent with the intent of any provisions, rules or policies promulgated under the U.S. Act or any other securities legislation applicable to any such Option Shares.

15.

Disposition of Option Shares.

Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (i) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (ii) that no Option Shares will be sold or otherwise distributed in violation of the U.S. Act or any other applicable federal or state securities laws; (iii) that if he is subject to reporting requirements under Section 16(a) of the United States Securities Exchange Act of 1934, as amended, he will (a) furnish the Company with a copy of each Form

4 filed by him and (b) timely file all reports required under the federal securities laws; and (iv) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

16.

Effective date of Plan; termination date of Plan.

The Plan shall be deemed effective as of February 2, 2005. The Plan shall terminate at midnight on February 2, 2005, except as to Options previously granted and outstanding under the Plan at the time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

17.

Other provisions.

The following provisions are also in effect under the Plan:

(a)

the use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary;

(b)

any expenses of administering the Plan shall be borne by the Company;

(c)

this Plan shall be construed to be in addition to any and all other compensation plans or programs.  The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable; and

(d)

the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the Province of British Columbia, Canada.

This Plan is dated and made effective on this 2nd day of February, 2005.

BY ORDER OF THE BOARD OF DIRECTORS OF

HEMPTOWN CLOTHING INC.

Per:

/s/ Jerry Kroll

Jerry Kroll

Chairman, CEO, and a director

Exhibit 23.2

Exhibit 23.2

June 30, 2005

U.S. Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Hemptown Clothing Inc.  – S-8 Registration of  2,024,500 shares of common stock

Dear Sir/Madame:

In connection with the Registration Statement on Form S-8 being filed by Hemptown Clothing Inc. (the “Company”) with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, relating to the registration of 2,024,500 shares of the Company’s common stock offered under the Company’s Amended and Restated 2004 Option Plan, dated for reference effective as at February 2, 2005, we hereby consent as independent registered public accountants, to the incorporation by reference in the Registration Statement of our report dated February 18, 2005 to the Stockholders and Board of Directors on the financial statements of the Company as at December 31, 2004 and for the year then ended included in the Company’s filing on Form 10-KSB.

The comparative financial statements for the fiscal year ended December 31, 2003 were reported on by other auditors, whose report dated February 23, 2004 included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We hereby consent to the filing of a copy of this consent as an exhibit to the Registration Statement referred to above.

Sincerely,

“Dale Matheson Carr-Hilton LaBonte”

DALE MATHESON CARR-HILTON LABONTE

Chartered Accountants